     As Filed with the Securities and Exchange Commission on June 18, 2009

                              File No. 333-158181

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-1
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

           Nebraska                          6300                            470221457
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer incorporation or
          organization)            Classification Code Number)           Identification No.)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                              JOCELYN LIU, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]   Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                               Explanatory Note

This post-effective amendment is being filed to change the registration statement from Form S-3 to Form S-1 and to include supplemental disclosure complying with Form S-1.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                  Consultant I, Prospectus Dated May 1, 2009
                  LBL Advantage, Prospectus Dated May 1, 2004
                  Consultant II, Prospectus Dated May 1, 2004
                 Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-457-7617. Lincoln Benefit files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                      Supplement, dated March 31, 2008, to
                  the LBL Advantage Variable Annuity Prospectus
             and the LBL Premier Planner Variable Annuity Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees of the Rydex Variable Trust has approved the following fund name change:

     Effective April 1, 2008, the name of the Rydex VT OTC Fund will be changed to the Rydex VT NASDAQ-100 (R) Fund.

Due to this name change, the corresponding Rydex VT OTC Sub-Account available for your product will change its name to the Rydex VT NASDAQ-100 (R) Sub-Account effective April 1, 2008.

The name change does not in any way affect the investment objective of the Fund, which remains unchanged, or the manner in which the investment advisor manages the fund.

Please keep this supplement for future reference together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007 to

         The LBL Advantage Variable Annuity Prospectus dated May 1, 2004

        The Premier Planner Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosures contained in the above-referenced prospectuses for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of the Legg Mason Variable Portfolios has approved the reorganization, on or about April 27, 2007 ("Conversion Date"), of the Legg Mason Partners Variable All Cap Portfolio - Class II into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I, which will be added as an investment choice to your contract as of April 27, 2007.

To reflect the change in the underlying Portfolio, we will transfer any Contract Value you have in the Legg Mason Partners Variable All Cap Portfolio - Class II Sub-Account ("All Cap Sub-Account) into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account ("Fundamental Value Sub-Account"). Contract owners will receive a confirmation of the transaction reflecting this change.

Salomon Brothers Asset Management Inc. is the investment advisor for the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. The investment objective for this Portfolio is: Long-term capital growth with current income as a secondary consideration.

If you currently have allocations made to the All Cap Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, any future allocations will be made to the Fundamental Value Sub-Account as of the Conversion Date.

For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

       Please keep this supplement for future reference together with your prospectuses.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                 The Premier Planner Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors VIT has approved the liquidation, on or about April 29, 2005 (the "Closing Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29, 2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the Closing Date to the PIMCO VIT Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the PIMCO VIT Money Market Sub-Account to any other investment alternative(s) available under your Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the PIMCO VIT Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The Premier Planner Variable Annuity contract offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I Seeks long-term growth of capital.

Alger American Growth Portfolio - Class S Seeks long-term capital appreciation.

Fidelity VIP Growth Portfolio - Service Class 2 Seeks capital appreciation.

Fidelity VIP Investment Grade Bond Portfolio - Service Class 2 Seeks as high a level of current income as is consistent with the preservation of capital.

Fidelity VIP Overseas Portfolio - Service Class 2 Seeks long-term growth of capital.

Goldman Sachs VIT CORESM Small Cap Equity Fund Seeks long-term growth of capital.

Goldman Sachs VIT International Equity Fund Seeks long-term capital appreciation.

Janus Aspen Series Capital Appreciation Portfolio: Institutional Shares Seeks long-term growth of capital.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Worldwide Growth Portfolio: Service Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Lazard Emerging Markets Portfolio Seeks long-term capital appreciation

Lazard International Equity Portfolio Seeks long-term capital appreciation

MFS New Discovery Series - Service Class Seeks capital appreciation.

MFS Utilities Series - Service Class Seeks capital growth and current income.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Equity Portfolio Seeks long-term capital appreciation.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Money Market Portfolio - Administrative Shares Seeks to obtain maximum current income consistent with preservation of capital and daily liquidity.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT High Yield Fund - Class IB

Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income. The fund seeks its goal by investing at least 80% in U.S. corporate rated below investment grade (junk bonds) and that have intermediate to long-term maturities (three years or longer.)

Rydex VT OTC Fund

Seeks investment results that correspond to a benchmark for over-the-counter securities. The Portfolio's current benchmark is the NASDAQ 100 Index.

Salomon Brothers Variable All Cap Fund - Class I Seeks capital appreciation.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Van Kampen UIF Equity Growth Portfolio, Class I Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.

Van Kampen UIF High Yield Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing primarily in high yield securities (commonly referred to as "junk bonds").

Van Kampen UIF Mid Cap Growth Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account Option

                   PREMIER PLANNER VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

             STREET ADDRESS: 2940 SOUTH 84TH ST., LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. Lincoln Benefit Life no longer offers this Contract in most states. If you have already purchased the Contract you may continue to make purchase payments according to the Contract.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers thirty-four investment options, each of which is a Subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:

AIM VARIABLE INSURANCE FUNDS

                      AIM V.I. Basic Value Fund - Series I

THE ALGER AMERICAN FUND:

                    Alger American Growth Portfolio - Class S

FIDELITY(R) VARIABLE INSURANCE PRODUCTS:

Fidelity VIP Growth Portfolio - Service Class 2 Fidelity VIP Investment Grade Bond Portfolio - Service Class 2 Fidelity VIP Overseas Portfolio - Service Class 2

GOLDMAN SACHS VARIABLE INSURANCE TRUST:

Goldman Sachs VIT CORE(SM) Small Cap Equity Fund Goldman Sachs VIT International Equity Fund

JANUS ASPEN SERIES:

Janus Aspen Series Capital Appreciation Portfolio -Institutional Shares Janus Aspen Series Foreign Stock Portfolio - Service Shares (formerly International Value Portfolio)

Janus Aspen Series Worldwide Growth Portfolio - Service Shares

J.P. MORGAN SERIES TRUST II:

                        JPMorgan Small Company Portfolio

LAZARD RETIREMENT SERIES, INC.:

Lazard Emerging Markets Portfolio
Lazard International Equity Portfolio

MFS(R) VARIABLE INSURANCE TRUST(SM):

MFS New Discovery Series - Service Class MFS Utilities Series - Service Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

           Oppenheimer Main Street Small Cap Fund/VA - Service Shares

PIMCO ADVISORS VIT:

PAVIT OpCap Balanced Portfolio
PAVIT OpCap Equity Portfolio
PAVIT OpCap Small Cap Portfolio
PAVIT PEA Science and Technology Portfolio

PIMCO VARIABLE INSURANCE TRUST:

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares PIMCO VIT Money Market Portfolio - Administrative Shares PIMCO VIT StocksPLUS Growth and Income Portfolio - Administrative Shares PIMCO VIT Total Return Portfolio - Administrative Shares

PUTNAM VARIABLE TRUST:

                      Putnam VT High Yield Fund - Class 1B

THE RYDEX VARIABLE TRUST:

                                Rydex VT OTC Fund

SALOMON BROTHERS VARIABLE SERIES FUNDS INC:

Salomon Brothers Variable All Cap Fund - Class I Salomon Brothers Variable Investors Fund - Class I

VAN KAMPEN LIFE INVESTMENT TRUST:

Van Kampen LIT Aggressive Growth Portfolio, Class II Van Kampen LIT Growth and Income Portfolio, Class II

                                  1 PROSPECTUS

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Van Kampen UIF Equity Growth Portfolio, Class I* Van Kampen UIF High Yield Portfolio, Class I* Van Kampen UIF Mid Cap Growth Portfolio, Class I* Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I**

* Morgan Stanley Investment Management, Inc., the advisor for the UIF Portfolios, does business in certain instances using the name Van Kampen.

** Effective 9/20/2003, the Van Kampen UIF Mid Cap Core Portfolio, Class I changed its name to Van Kampen UIF Mid Cap Value Portfolio, Class I.

Some of the portfolios described in this Prospectus may not be available in your Contract. We may make available other investment options in the future.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upward or downward adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The maximum age of the oldest Contract Owner and Annuitant for purchasing the Contract with the Enhanced Death Benefit Rider is age 80.

Each time you pay a Premium, we will credit your Contract Value with a Credit Enhancement. In addition to this Contract, we also offer other annuity contracts that do not provide for Credit Enhancements. The expenses for this Contract may be higher than the expenses for an annuity contract that does not provide for Credit Enhancements. Over time, the amount of the Credit Enhancements may be more than offset by the higher expenses. You and your agent should decide if this Contract is right for you.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2004. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 44 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit Life Company ("Lincoln Benefit") will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http:// www.sec.gov).

The Date of this Prospectus is May 1, 2004.

EFFECTIVE MAY 1, 2004, THIS PRODUCT IS NO LONGER BEING OFFERED FOR SALE.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                  2 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
DEFINITIONS                                                                    5
FEE TABLES                                                                     6
   Examples                                                                    7
   Explanation of the Expense Examples                                         7
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                                      8
FINANCIAL INFORMATION                                                         12
DESCRIPTION OF THE CONTRACTS                                                  13
   Summary                                                                    13
   Contract Owner                                                             13
   Annuitant                                                                  13
   Modification of the Contract                                               13
   Assignment                                                                 13
   Free Look Period                                                           13
PURCHASES AND CONTRACT VALUE                                                  14
   Minimum Purchase Payment                                                   14
   Automatic Payment Plan                                                     14
   Credit Enhancement                                                         14
Allocation of Purchase Payments                                               14
Contract Value                                                                15
Separate Account Accumulation Unit Value                                      15
Transfer During Accumulation Period                                           15
Transfers Authorized by Telephone                                             15
Market Timing & Excessive Trading                                             16
Trading Limitations                                                           16
Automatic Dollar Cost Averaging Program                                       16
Portfolio Rebalancing                                                         16
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                                      17
   Separate Account Investments                                               17
      The Portfolios                                                          17
      Voting Rights                                                           20
      Additions, Deletions, and Substitutions of Securities                   20
   The Fixed Account                                                          21
      General                                                                 21
Guaranteed Maturity Fixed Account Option                                      21
Market Value Adjustment                                                       23
Dollar Cost Averaging Fixed Account Option                                    23
ANNUITY BENEFITS                                                              23
   Annuity Date                                                               23
   Annuity Options                                                            24
   Other Options                                                              24
   Annuity Payments: General                                                  24
   Variable Annuity Payments                                                  25
   Fixed Annuity Payments                                                     25

                                                                            PAGE
                                                                            ----
Transfers During Annuity Period                                               25
Death Benefit During Annuity Period                                           25
Certain Employee Benefit Plans                                                26
OTHER CONTRACT BENEFITS                                                       26
   Death Benefit                                                              26
      General                                                                 26
      Due Proof of Death                                                      26
      Death Proceeds                                                          26
      Death Benefit Amount                                                    26
      Death Benefit Payments                                                  26
   Enhanced Death Benefit Rider                                               28
   Beneficiary                                                                29
   Contract Loans for 403(b) Contracts                                        29
   Withdrawals (Redemptions)                                                  30
   Systematic Withdrawal Program                                              31
   ERISA Plans                                                                31
   Minimum Contract Value                                                     31
CONTRACT CHARGES                                                              31
   Mortality and Expense Risk Charge                                          32
   Administrative Charges                                                     32
      Contract Maintenance Charge                                             32
      Administrative Expense Charge                                           32
      Transfer Fee                                                            32
   Sales Charges                                                              32
      Withdrawal Charge                                                       32
      Free Withdrawal                                                         33
   Waiver Benefits                                                            33
      General                                                                 33
      Confinement Waiver Benefit                                              33
Terminal Illness Waiver Benefit                                               34
Waiver of Withdrawal Charge for Certain Qualified Plan Withdrawals            34
Premium Taxes                                                                 33
Deduction for Separate Account Income Taxes                                   34
      Other Expenses                                                          34
TAXES                                                                         35
Taxation of Lincoln Benefit Life Company                                      35
Taxation of Variable Annuities in General                                     35
   Income Tax Withholding                                                     37
   Tax Qualified Contracts                                                    38
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT          41
   Lincoln Benefit Life Company                                               41
   Separate Account                                                           41
State Regulation of Lincoln Benefit                                           41

                                  3 PROSPECTUS

                                                                            PAGE
                                                                            ----
ADMINISTRATION                                                                41
DISTRIBUTION OF CONTRACTS                                                     42
LEGAL PROCEEDINGS                                                             42
LEGAL MATTERS                                                                 42
ANNUAL REPORTS AND OTHER DOCUMENTS                                            42
REGISTRATION STATEMENT                                                        43

                                                                            PAGE
                                                                            ----
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION                      44
APPENDIX A ACCUMULATION UNIT VALUES                                           45
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                          53

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  4 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period of time beginning on the day money is put into an annuity contract and ending when the contract is annuitized or surrendered.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The living person named on an annuity contact whose life expectancy is used to calculate the annuity payments when the contract is annuitized.

ANNUITIZATION - The process by which the accumulation phase of the contract is terminated and the conteract is converted to the payoout phase. This is accomplished by paying the entire contract value over a period of time.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person designated to receive the death benefit in the event of all of the owners' deaths.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) or entity having the privileges of ownership defined in the Contract. If your Contract is issued as part of a retirement plan, your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

CREDIT ENHANCEMENT - An amount we add to your Contract Value when a Purchase Payment is received. Each Credit Enhancement will be counted as earnings under your Contract.

FIXED ACCOUNT - The portion of the Contract Value allocated to our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to us as premium for the Contract by you or on your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

                                  5 PROSPECTUS

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

FEE TABLES

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the Contract. The first table decribes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.

Contingent Deferred Sales Charge Withdrawal Charge (as a percentage of Purchase Payments)

CONTRIBUTION YEAR   APPLICABLE CHARGE
-----------------   -----------------
        1                   8%
       2-3                  7%
       4-5                  6%
        6                   5%
        7                   4%
        8                   3%
       9 +                  0%

Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the Transfer Fee) - $10.00

The next table describes the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge (waived if total Purchase Payments are
 $50,000 or more)                                                            $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
     BASE CONTRACT (WITHOUT OPTIONAL RIDERS)
       Mortality and Expense Risk Charge                                       1.30%
       Administrative Expense Charge                                           0.10%
                                                                             ------
       Total Separate Account Annual Expenses                                  1.40%
     BASE CONTRACT (WITH ENHANCED DEATH BENEFIT RIDER)
       Mortality and Expense Risk Charge                                       1.50%
       Administrative Expense Charge                                           0.10%
                                                                             ------
       Total Separate Account Annual Expenses                                  1.60%

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below

                                  6 PROSPECTUS
specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                                 Minimum   Maximum
------------------------------------------------------------------
Total Portfolio Annual Operating Expenses/(1)/
(expenses that are deducted
from Portfolio assets, which may include
management fees, distribution and/or
service (12b-1) fees and other expenses)          0.50%     4.31%
------------------------------------------------------------------

(1) Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2003.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The example shows the dollar amount of expense that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

..    elected the Enhanced Death Benefit Rider (with total Separate Account expenses of 1.60%)

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $1,236    $2,406    $3,544    $6,033
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $  845    $1,277    $1,731    $2,763
----------------------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                   1 Year    3 Years  5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $641     $1,896   $3,119     $6,033
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $250     $  767   $1,306     $2,763
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT RIDER (TOTAL SEPARATE ACCOUNT EXPENSES OF 1.60%). IF THIS RIDER WAS NOT ELECTED, THE EXPENSE FIGURES SHOWN WOULD BE SLIGHTLY LOWER.

THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE AND AN ANNUAL CONTRACT ADMINISTRATIVE CHARGE OF $35.

                                  7 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1.   WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. If we offer additional Subaccounts in the future, we may limit your right to allocate your Contract Value to up to twenty-three options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2.   WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for five to twenty years;

..    a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90/TH/ birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3.   HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $10,000 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $500, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $100 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The maximum age of the oldest Contract Owner and Annuitant for purchasing the Contract with the Enhanced Death Benefit Rider is age 80.

4.   WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:

                                                                            PORTFOLIO(S)
--------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds                   AIM V.I. Basic Value Fund - Series I
--------------------------------------------------------------------------------------------------------------------
The Alger American Fund                        Alger American Growth Portfolio - Class S
--------------------------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products Fund   Fidelity VIP Growth Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
                                               Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
                                               Fidelity VIP Overseas Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
Goldman Sachs Variable Insurance Trust         Goldman Sachs VIT CORE(SM) Small Cap Equity
--------------------------------------------------------------------------------------------------------------------
                                               Goldman Sachs VIT International Equity Fund
--------------------------------------------------------------------------------------------------------------------
Janus Aspen Series                             Janus Aspen Series Capital Appreciation Portfolio: Institutional
                                                Shares
--------------------------------------------------------------------------------------------------------------------
                                               Janus Aspen Series Foreign Stock Portfolio: Service Shares
--------------------------------------------------------------------------------------------------------------------
                                               Janus Aspen Series Worldwide Growth Portfolio: Service Shares
--------------------------------------------------------------------------------------------------------------------
J.P. Morgan Series Trust II                    JPMorgan Small Company Portfolio
--------------------------------------------------------------------------------------------------------------------
Lazard Retirement Series, Inc.                 Lazard Emerging Markets Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               Lazard International Equity Portfolio
--------------------------------------------------------------------------------------------------------------------
MFS(R) Variable Insurance Trust(SM)            MFS New Discovery Series - Service Class
--------------------------------------------------------------------------------------------------------------------
                                               MFS Utilities Series - Service Class
--------------------------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds             Oppenheimer Main Street Small Cap Fund/VA - Service Shares
--------------------------------------------------------------------------------------------------------------------
PIMCO Advisors VIT                             PAVIT OpCap Balanced Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT OpCap Equity Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT OpCap Small Cap Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT PEA Science and Technology Portfolio
--------------------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                 PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) -
                                                Administrative Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT Money Market Portfolio - Administrative Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT StocksPLUS Growth and  Income Portfolio - Administrative
                                                Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT Total Return Portfolio - Administrative Shares
--------------------------------------------------------------------------------------------------------------------
Putnam Variable Trust                          Putnam VT High Yield Fund - Class 1B
--------------------------------------------------------------------------------------------------------------------
The Rydex Variable Trust                       Rydex VT OTC Fund
--------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc     Salomon Brothers Variable All Cap Fund - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Salomon Brothers Variable Investors Fund - Class I
--------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.*       Van Kampen UIF Equity Growth Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF High Yield  Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF Mid Cap Growth Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust               Van Kampen LIT Aggressive Growth Portfolio - Class II
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen LIT Growth and Income Portfolio - Class II
--------------------------------------------------------------------------------------------------------------------

* Morgan Stanley Investment Management, Inc., the advisor for the UIF Portfolios, does business in certain instances using the name Van Kampen.

Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5.   WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Subaccount(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guaranteed Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

                                  9 PROSPECTUS

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Guaranteed Maturity Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2)   it is necessary to meet IRS minimum withdrawal requirements.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)   how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6.   WHAT ARE MY EXPENSES UNDER THE CONTRACT?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, if allowed in your state, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select our optional enhanced death benefit rider, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

Transfer Fee. Although we currently are not charging a transfer fee, depending on your state, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to $25 in some states.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn.

The Withdrawal

                                  10 PROSPECTUS

Charge applies to each Purchase Payment for eight complete years from the date of the Payment (each a "Contribution Year") as follows:

Contribution   Applicable
    Year         Charge
------------   ----------
     1             8%
    2-3            7%
    4-5            6%
     6             5%
     7             4%
     8             3%
    9+             0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in first-out basis.

Each year, free of Withdrawal Charge or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

(a)  the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments made in the most recent eight years;
     plus

(b) an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you: (1) require long-term medical or custodial care outside the home; or (2) are diagnosed with a terminal illness. These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7.   HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax advisor for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawal of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8.   DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9.   WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the Death Benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced proportionately for any prior partial withdrawals;

2)   your Contract Value;

3)   the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary evenly divisible by eight, increased by the total

                                  11 PROSPECTUS

Purchase Payments since that anniversary and reduced proportionately by any partial withdrawals since that anniversary.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10.  WHAT ELSE SHOULD I KNOW?

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Credit Enhancements. We will credit your Contract Value with a Credit Enhancement of 4% of each Purchase Payment before we allocate that Purchase Payment among the Subaccounts or to the Fixed Account. The Credit Enhancements will be allocated in the same proportions as the corresponding Purchase Payment. As described in "Free Look Period" on page 13, if you cancel your Contract during the free look period we may deduct any Credit Enhancement from the amount paid you.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. If we offer additional Subaccounts in the future, we may limit your right to allocate your Contract Value to no more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free-Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The Owner will also bear any expenses charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract such as any mortality and expense charge. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11.  WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, Nebraska 68501-0469, or call us at (800) 865-5237.

FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Statement dated as

                                  12 PROSPECTUS
of December 31, 2003, contained in the Statement of Additional Information. The Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.

DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect Credit Enhancements and interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-Qualified contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are a living person and are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. If you are a non-living person and the Annuitant dies before annuity payments begin, the Beneficiary may elect to receive a death benefit as discussed in "Death of Annuitant" on page 28. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-Qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The Contract Value at that time may be more or less than your Purchase Payments. The Owner will also bear any expense charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract, such as any Mortality and Expense Charge.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if

                                  13 PROSPECTUS
your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the PIMCO Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $10,000. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $500 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $100 per month. However, each Purchase Payment made to the Dollar Cost Averaging Fixed Account must be at least $1200. If we receive Purchase Payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the PIMCO Money Market Portfolio. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

CREDIT ENHANCEMENT. We will add a Credit Enhancement to your Contract Value when each Purchase Payment is received. The Credit Enhancement is payable from our general account. The amount of a Credit Enhancement is 4% of each Purchase Payment. The Credit Enhancement will be allocated among the Subaccounts and Fixed Account in the same proportion that the applicable Purchase Payment is allocated. The amount returned if the Contract Owner exercises his or her right to return the Contract during your Free Look period will be reduced by any Credit Enhancements applied.

The expense charges for this Contract may be higher than the expense charges for annuity contracts that do not offer Credit Enhancements. We expect to recoup the cost of paying Credit Enhancements through collections of the Withdrawal Charges on the Contract (which are contingent), as well as our legitimate profits on this and other contracts we offer. In some circumstances - for example, if you surrender your Contract while the Withdrawal Charge still applies to a substantial proportion of your Premiums - your net proceeds may be lower than if you had purchased one of our other annuity contracts that does not offer Credit Enhancements. Likewise, over time the amount of the Credit Enhancements may be offset by higher expenses.

Credit Enhancements are treated as "earnings" for purposes of determining Withdrawal Charges and free withdrawal amounts on surrenders and partial withdrawals. Similarly, Credit Enhancements are not treated as an "investment in the contract" for tax purposes.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

If we offer additional Subaccounts in the future, we may limit your right to allocate your Purchase Payments to up to twenty-three options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the PIMCO

                                  14 PROSPECTUS

Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your investment in the Fixed Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced death benefit rider. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-three options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 23.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price.

We may charge you the transfer fee or impose a minimum transfer amount as described on page 32, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Separate Subaccounts in any Contract year, or to refuse any Separate Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

                                  15 PROSPECTUS

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Frequent trading in response to short-term fluctuations in the market can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Lincoln Benefit's policy is not to knowingly accept any money intended for the purpose of market timing. Lincoln Benefit does not market the Contracts to persons for the purpose of their engaging in market timing activity.

Lincoln Benefit defines market timing activity to be the movement in and out of a Subaccount in a short period of time designed to take advantage of short-term market fluctuations based upon expected increases in Subaccount unit values. Lincoln Benefit defines excessive trading activity as purchase and sale transactions of a Contract Owner that occur with such frequency and/or such size as to affect the Portfolio's ability to meet its investment objective, in the judgment of Lincoln Benefit or the Portfolio.

Service center personnel seek to detect and report market timing or excessive trading transfer activity through monitoring and review of trading activities. Portfolios may also report suspected market timing or excessive trading transfer activity. However, not all market timing or excessive trading transfer activity can be prevented, as it may not be possible to identify it unless and until a trading pattern is established. If we identify suspected market timing or excessive trading activity, we will make further inquiry and take corrective action as appropriate. Corrective action may include, but is not limited to, refusing transfer requests, or suspending, modifying or terminating any telephone, automated or electronic transfer privileges.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Variable Subaccount of your choosing. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Money Market Subaccount in equal monthly installments.Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as Dollar Cost Averaging, periodic transfers from a subaccount with more volatile performance experience is unlikely to produce the desired effects of Dollar Cost Averaging as would transfers from a less volatile subaccount.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

                                  16 PROSPECTUS

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation Period. We will automatically terminate this option if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume the Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur one period after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO                PORTFOLIO OBJECTIVE           INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value     Long-term growth of capital   A I M ADVISORS, INC.
 Fund - Series I (4)
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth    Long-term capital             FRED ALGER  MANAGEMENT,
 Portfolio - Class S      appreciation                  INC.
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Growth      Capital appreciation          FIDELITY MANAGEMENT &
 Portfolio - Service                                    RESEARCH COMPANY
 Class 2
-------------------------------------------------------
Fidelity VIP Investment  As high a level of current
 Grade Bond Portfolio -   income as is consistent
 Service Class 2          with the preservation of
                          capital.
-------------------------------------------------------
Fidelity VIP Overseas    Long-term growth of capital
 Portfolio - Service
 Class 2
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
Goldman Sachs VIT        Long-term growth of capital   GOLDMAN SACHS ASSET
 CORE(SM) Small Cap                                     MANAGEMENT, L.P.
 Equity Fund
-------------------------------------------------------------------------------
Goldman Sachs VIT        Long-term capital             GOLDMAN SACHS ASSET
 International Equity    appreciation                  MANAGEMENT INTERNATIONAL
 Fund
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series       Long-term growth of capital   JANUS CAPITAL MANAGEMENT
 Capital Appreciation                                   LLC
 Portfolio:
 Institutional Shares
 (5)
-------------------------------------------------------
Janus Aspen Series       Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (6)
-------------------------------------------------------
Janus Aspen Series       Long-term growth of capital
 Worldwide Growth         in a manner consistent with
 Portfolio: Service       the preservation of capital.
 Shares
-------------------------------------------------------------------------------
J.P. MORGAN SERIES TRUST II
-------------------------------------------------------------------------------
JP Morgan Small Company  High total return from a      J.P. MORGAN INVESTMENT
 Portfolio                portfolio of small company     MANAGEMENT, INC.
                          stocks.
-------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES INC.
-------------------------------------------------------------------------------
Lazard Emerging Markets  Long-term capital             LAZARD ASSET MANAGEMENT
 Portfolio                appreciation                  LLC
-------------------------------------------------------------------------------
Lazard International     Long-term capital
 Equity Portfolio         appreciation
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS New Discovery        Capital appreciation          MFS(TM) INVESTMENT
 Series - Service Class                                 MANAGEMENT
-------------------------------------------------------
MFS Utilities Series -   Capital growth and current
 Service Class           income
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main Street  Capital appreciation          OPPENHEIMERFUNDS, INC.
 Small Cap Fund/VA -
 Service Shares
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT
-------------------------------------------------------------------------------
PAVIT OpCap Balanced     Growth of capital and         OPCAP ADVISORS LLC
 Portfolio (4)            investment income
-------------------------------------------------------
PAVIT OpCap Equity       Long-term capital
 Portfolio                appreciation
-------------------------------------------------------
PAVIT PEA Science and    Capital appreciation
 Technology Portfolio
 (3)
-------------------------------------------------------
PAVIT OpCap Small Cap    Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond   To maximize total return,     PACIFIC INVESTMENT
 Portfolio (U.S.          consistent with               MANAGEMENT COMPANY LLC
 Dollar-Hedged) -         preservation of capital and
 Administrative Shares    prudent investment
                          management.
-------------------------------------------------------
PIMCO VIT Money Market   To obtain maximum current
 Portfolio -              income consistent with
 Administrative Shares    preservation of capital and
                          daily liquidity.
-------------------------------------------------------
StocksPLUS Growth and    A total return which exceeds
 Income Portfolio -       the total return
 Administrative Shares    performance of the S&P 500.
-------------------------------------------------------
PIMCO VIT Total Return   To maximize total return,
 Portfolio -              consistent with
 Administrative           Shares preservation of
                          capital and prudent
                          investment management.
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT High Yield     High current income. Capital  PUTNAM INVESTMENT
 Fund - Class IB          growth is a secondary goal    MANAGEMENT LLC
                          when consistent with
                          achieving high current
                          income. The fund seeks its
                          goal by investing at least
                          80% in U.S. corporate
                          bonds rated below investment
                          grade (junkbonds) and that
                          have intermediate to
                          long-term maturities (three
                          years or longer.)
-------------------------------------------------------------------------------
THE RYDEX VARIABLE TRUST
-------------------------------------------------------------------------------
Rydex VT OTC Fund         Investment results that      RYDEX INVESTMENTS
                          correspond to a benchmark for
                          over-the-counter
                          securities. The Portfolio's
                          current benchmark is the
                          NASDAQ 100 Index.
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC
-------------------------------------------------------------------------------
Salomon Brothers         Capital appreciation through  SALOMON BROTHERS ASSET
 Variable All Cap Fund    investment in securities      MANAGEMENT INC
 (formerly Capital        that the investment manager
 Fund) - Class I          believes have above-average
                          capital appreciation
                          potential.
-------------------------------------------------------
Salomon Brothers         Long-term growth of capital
 Variable Investors       with current income as a
 Fund - Class I (4)       secondary objective
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF Equity    Seeks long-term capital       VAN KAMPEN(1)
 Growth Portfolio,        appreciation by investing
 Class I (7)              primarily in
                          growth-oriented equity
                          securities of large
                          capitalization companies.
-------------------------------------------------------
Van Kampen UIF High      Above-average total return
 Yield Portfolio,         over a market cycle of
 Class I                  three to five years by
                          investing primarily in high
                          yield securities.
-------------------------------------------------------
Van Kampen UIF Mid Cap   Seeks above-average total
 Growth Portfolio,        return over a market cycle
 Class I                  of three to five years by
                          investing in common stocks
                          and other equity
                          securities.

-------------------------------------------------------
Van Kampen UIF U.S. Mid  Seeks to provide
 Cap Value Portfolio,     above-average current
 Class I (formerly Mid    income and long-term
 Cap Core Portfolio)      capital appreciation by
 (2) (8)                  investing primarily in
                          equity securities of
                          com[panies in the U.S. real
                          estate industry, including
                          real estate investment
                          trusts.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT           Capital Growth                VAN KAMPEN ASSET
 Aggressive Growth                                      MANAGEMENT
 Portfolio, Class II
 (9)
-------------------------------------------------------
Van Kampen LIT Growth    Long-term growth of capital
 and Income Portfolio,    and income
 Class II
-------------------------------------------------------------------------------

(1) Morgan Stanley Investment Management Inc., the investment adviser to the Van Kampen UIF Portfolios, does business in certain instances as Van Kampen.

(2) Effective September 30, 2003, The Universal Institutional Funds, Inc. U.S. Mid Cap Core Portfolio, Class I changed its name to The Universal Institutional Funds, Inc. U.S. Mid Cap Value Portfolio, Class I. The investment objective for this Portfolio has not changed.

(3)  Sub-advised by PIMCO Equity Advisers LLC.

(4) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively.

(5) Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.

(6) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares.

(7) Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Grown Fund and LSA Capital Growth Fund were merged into the Van Kampen UIF Equity Growth Portfolio, Class I.

(8) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I.

                                  19 PROSPECTUS

(9) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class II.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisors which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Some of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment advisor of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments

                                  20 PROSPECTUS
under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan Payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

                                  21 PROSPECTUS

EXAMPLE
Purchase Payment        $10,000
Guarantee Period        5 years
Effective Annual Rate      4.50%
Credit Enhancement      $   400

                                            END OF CONTACT YEAR
                        -----------------------------------------------------------
                          YEAR 1      YEAR 2       YEAR 3      YEAR 4      YEAR 5
                        ----------  -----------  ----------  ----------  ----------
Beginning Contract
 Value                  $10,400.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $10,868.00
Contract Value at end
 of Contract Year                   $$10,868.00
 x (1 + Effective
 Annual Rate)                           x 1.045
                                    -----------
                                    $ 11,357.06
Contract Value at end
 of Contract Year                                $11,357.06
 x (1 + Effective
 Annual Rate)                                       x 1.045
                                                 ----------
                                                 $11,868.13
Contract Value at end
 of Contract Year                                            $11,868.13
 x (1 + Effective
 Annual Rate)                                                   x 1.045
                                                             ----------
                                                             $12,402.19
Contract Value at end
 of Contract Year                                                        $12,402.19
 x (1 + Effective
 Annual Rate)                                                               x 1.045
                                                                         ----------
                                                                         $12,960.29

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,560.29 ($12,960.29 -
$10,400)

NOTE: This example assumes no withdrawals during the entire five-year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the

                                  22 PROSPECTUS
selected length until you direct us in writing to stop. We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. If permitted by your state, we may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 33;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. If permitted by your state, you may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 16 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the youngest Annuitant's 90/TH/ birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2 .

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

                                  23 PROSPECTUS

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date. Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as either the Annuitant or the Joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment, subject to a Withdrawal Charge. We will charge a Withdrawal Charge on any portion of your lump sum payment attributable to Purchase Payments made within the prior eight years. The amount of the Withdrawal Charge will be determined as described in "Withdrawal Charge" on page 32 below. If you elected Variable Annuity payments, the lump sum payment after Withdrawal Charge will depend on:

..    the investment results of the Subaccounts you have selected,

..    the Contract Value at the time you elected annuitization, and

..    the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 32 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and

                                  24 PROSPECTUS

Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by: (1) actual mortality experience; and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because: (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the Annuity Date, the Successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the

                                  25 PROSPECTUS

Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

1)   the Contract is in force;

2)   annuity payments have not begun; and

3)   either:

(a)  any Owner dies; or

(b)  any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple beneficiaries, we will value the Death Benefit at the time the first beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..    a certified original copy of the Death Certificate;

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)   the Contract Value on the date as of which we calculate the Death Benefit;

3)   the Surrender Value;

4) the Contract Value on the eighth Contract Anniversary and each subsequent Contract Anniversary evenly divisible by eight, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described in Enhanced Death Benefit Rider on page 28, you may add an optional rider that in some circumstances may increase the Death Benefit under your Contract.

DEATH BENEFIT PAYMENTS.

Death of Owner:

1.   If your spouse is the sole beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b. Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                       Annuity payments must be payable:

i.   over the life of your spouse; or

ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

                                  26 PROSPECTUS

iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

c. If your spouse chooses to continue the Contract or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply:

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Subaccounts;

ii. transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b. The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                       Annuity payments must be payable:

i.   over the life of the Beneficiary; or

ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

iii. over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

c. If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in "Transfer During the Accumulation Period" on page 15 and "Transfer Fee" on page 32 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b. If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in "Transfers During the Accumulation Period" on page 15 and "Transfer Fee" on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

                                  27 PROSPECTUS

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

Death of Annuitant:

If the Annuitant who is not also the Owner dies prior to the Annuity Date, the following apply:

1. If the Owner is a living person, then the contract will continue with a new Annuitant as described in "Annuitant" on page 13.

2.   If the Owner is a non-living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b. If the Beneficiary does not elect the option above, then the Beneficiary must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount. Henceforth, the Beneficiary may exercise all rights as set forth in the "Transfers During Accumulation Period" on page 15 and "Transfer Fee" on page 32 during this 5 year period.

No additional Purchase Payments may be added to the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options under Death of Annuitant.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. In certain states, this benefit may be offered as a benefit of the base contract, rather than as a separate rider. In those states, the expense charge will remain the same for the benefit. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. If you select this rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. We may discontinue offering the Rider at any time.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

..    When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..    When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..    On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the highest Contract Value on all Contract Anniversaries prior to the date we calculate the Death Benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85/TH/ birthday or, if the Contract Owner is not a living individual, the Annuitant's 85/TH/ birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to:

(a)  your total Purchase Payments,

(b)  reduced by any withdrawal adjustments and

(c) accumulated daily at an effective annual rate of 5% per year, until the earlier of:

1)   the date we determine the death benefit;

2) the first day of the month following the oldest Contract owner's 85/TH /birthday; or

3) if the Contract Owner is a company or other legal entity, the first day of the month following the Annuitant's 85/TH/ birthday. Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

                                  28 PROSPECTUS

(c) = the most recently calculated Enhanced Death Benefit A or B, as appropriate.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiary(ies) are deceased at the time a Contract Owner or any Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary, prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, as defined above, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

You may specify that the Death Benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount

                                  29 PROSPECTUS
transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)   the Death Proceeds;

2)   surrender proceeds;

3)   the amount available for partial withdrawal; and

4)   the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the PIMCO Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 23.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 31. Your Contract will terminate if you withdraw all of your Contract Value.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on Page 39.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We

                                  30 PROSPECTUS
also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 32. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1)   when you attain age 59 1/2;

2)   when you terminate your employment with the plan sponsor;

3)   upon your death;

4)   upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5)   in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)   salary reduction contributions made after December 31, 1988;

2)   income attributable to such contributions; and

3)   income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an advisor.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and for premium taxes, if applicable;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

                                  31 PROSPECTUS

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6 and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2)   to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 26.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.50% of average net asset value of each Subaccount. We charge a higher mortality and expense risk charge for the Rider to compensate us for the additional risk that we accept by providing the Rider. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with the Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date, if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, depending on your state, either permits us to charge you up to $10 per transfer for each transfer effected between Subaccount(s) and/or the Fixed Account after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to $25 in some states. We will notify you if we begin to charge this fee or impose a minimum size on transfer amounts. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals. As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are:
(a) less than eight years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                    WITHDRAWAL
                      CHARGE
CONTRIBUTION YEAR   PERCENTAGE
-----------------   ----------
First                   8%
Second and Third        7%
Fourth and Fifth        6%
Sixth                   5%
Seventh                 4%
Eighth                  3%
Ninth and later         0%

When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into

                                  32 PROSPECTUS

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consideration. If you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn; Credit Enhancements are treated as "earnings" for this purpose;

Second. "Old Purchase Payments" - Purchase Payments received by us more than eight years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a "Free Withdrawal," as described below;

Fourth. "New Purchase Payments - Purchase Payments received by us less than eight years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..    on annuitization;

..    the payment of a Death Benefit;

..    a free withdrawal amount, as described on page 33;

..    certain withdrawals for Contracts issued under 403(b) plans or 401 plans under our prototype as described on page 33;

..    withdrawals taken to satisfy IRS minimum distribution rules;

..    withdrawals that qualify for one of the waiver benefits described on page
     33 below; and

..    withdrawals under Contracts issued to employees of Lincoln Benefit Life
     Company, Surety Life Insurance Company, and Allstate Financial Services, L.L.C. or to their spouses or minor children, if these individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 36. You should consult your own tax counsel or other tax advisors regarding any withdrawals.

FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

..    In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

..    Any Old Purchase Payments that have not been previously withdrawn.

Credit Enhancements are treated as earnings for purposes of determining the free withdrawal amount. However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a Market Value Adjustment. The tax treatment of withdrawals is summarized on page 36.

WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the two waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must

                                  33 PROSPECTUS
     provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you or the Annuitant are diagnosed with a terminal illness. Due proof of the diagnosis, as provided in the Contract, must be given to us prior to, or at the time of, any withdrawal request.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1)   the Annuitant becomes disabled (as defined in Section 72(m)(7) of the Tax
     Code);

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3)   at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-865-5237.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract Value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisors or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisors or administrators.

                                  34 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE

COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract

                                  35 PROSPECTUS
owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                  36 PROSPECTUS

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TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if

                                  37 PROSPECTUS

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the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

                                  38 PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that

                                  39 PROSPECTUS
can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  40 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of AIC is owned by The Allstate Corporation ("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on 44.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 80469, Lincoln, Nebraska 68501-0469.

                                  41 PROSPECTUS

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 5.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels. ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel, and Assistant Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statement in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by

                                  42 PROSPECTUS
reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, Nebraska 68501-0469 or 1-800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                                  43 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

                                      PAGE

THE CONTRACT

                                Annuity Payments

                         Initial Monthly Annuity Payment

                           Subsequent Monthly Payments

                          Transfers After Annuity Date

                               Annuity Unit Value

                                      PAGE

             Illustrative Example of Annuity Unit Value Calculation

                Illustrative Example of Variable Annuity Payments

EXPERTS

FINANCIAL STATEMENTS

                                  44 PROSPECTUS

APPENDIX A

                         ACCUMULATION UNIT VALUES /(1)/

                                  BASIC POLICY

                                       Year ending December 31,
                          ---------------------------------------------------
FUND                       1999      2000      2001       2002        2003
-----------------------------------------------------------------------------
AIM V.I. Basic Value
Fund (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Alger American Growth
Portfolio (5)
 Accumulation Unit Value
 Beginning                     --        --        --          --  $    10.00
 Accumulation Unit Value
 Ending                        --        --        --          --  $   12.358
 Number of Units
 Outstanding at End of         --        --        --          --      54,381
 Year
Fidelity VIP Growth
Portfolio (5)
 Accumulation Unit Value
 Beginning                     --        --        --          --  $    10.00
 Accumulation Unit Value
 Ending                        --        --        --          --  $   12.458
 Number of Units
 Outstanding at End of         --        --        --          --     111,685
 Year
Fidelity VIP Investment
Grade Bond (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $   10.721
 Accumulation Unit Value
 Ending                        --        --        --  $   10.721  $   11.094
 Number of Units
 Outstanding at End of         --        --        --     178,620     645,218
 Year
Fidelity VIP Overseas
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.724
 Accumulation Unit Value
 Ending                        --        --        --  $    7.724  $   10.895
 Number of Units
 Outstanding at End of         --        --        --       3,650      40,658
 Year
Goldman Sachs VIT
International Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.29  $  10.52  $     8.07  $    6.495
 Accumulation Unit Value
 Ending                   $ 12.29  $  10.52  $   8.07  $    6.495  $    8.678
 Number of Units
 Outstanding at End of     22,152   159,917   114,948     254,616     287,318
 Year
Goldman Sachs VIT CORE
Small Cap Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.19  $  12.23  $    12.61  $   10.573
 Accumulation Unit Value
 Ending                   $ 12.19  $  12.23  $  12.61  $   10.573  $   15.223
 Number of Units
 Outstanding at End of     32,499    94,926   230,893     127,061     199,375
 Year
Janus Aspen Series
Capital Appreciation (7)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Janus Aspen Series
Foreign Stock (4) (8)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.755
 Accumulation Unit Value
 Ending                        --        --        --  $    7.755  $   10.200
 Number of Units
 Outstanding at End of         --        --        --      10,251      32,987
 Year
Janus Aspen Series
Worldwide Growth (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.806
 Accumulation Unit Value
 Ending                        --        --        --  $    7.806  $    9.520
 Number of Units
 Outstanding at End of         --        --        --      13,094      51,204
 Year
JPMorgan Small Company
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  14.01  $  12.25  $    11.11  $    8.582
 Accumulation Unit Value
 Ending                   $ 14.01  $  12.25  $  11.11  $    8.582  $   11.508
 Number of Units
 Outstanding at End of     42,567   135,018   148,118     229,162     235,165
 Year
Lazard Emerging Markets
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  13.27  $   9.41  $     8.81  $    8.555
 Accumulation Unit Value
 Ending                   $ 13.27  $   9.41  $   8.81  $    8.555  $   12.903
 Number of Units
 Outstanding at End of     11,803    34,832    51,868      78,720     112,391
 Year
Lazard International
Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.25  $  10.02  $     7.50  $    6.607
 Accumulation Unit Value
 Ending                   $ 11.25  $  10.02  $   7.50  $    6.607  $    8.374
 Number of Units
 Outstanding at End of     27,207    79,805   118,331     162,113     148,319
 Year
LSA Aggressive Growth
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.299
 Accumulation Unit Value
 Ending                        --        --        --  $    7.299  $    9.982
 Number of Units
 Outstanding at End of         --        --        --      10,154      73,878
 Year
LSA Balanced (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.40  $  11.17  $    11.26  $    9.073
 Accumulation Unit Value
 Ending                   $ 10.40  $  11.17  $  11.26  $    9.073  $   11.561
 Number of Units
 Outstanding at End of        386   124,389   266,745     514,929     685,220
 Year
LSA Basic Value (6)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.638
 Accumulation Unit Value
 Ending                        --        --        --  $    7.638  $   10.049
 Number of Units
 Outstanding at End of         --        --        --      63,427     353,241
 Year
LSA Blue Chip (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.975
 Accumulation Unit Value
 Ending                        --        --        --  $    7.975  $    9.848
 Number of Units
 Outstanding at End of         --        --        --      24,337     260,606
 Year
LSA Capital Appreciation
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.163
 Accumulation Unit Value
 Ending                        --        --        --  $    8.163  $   10.491
 Number of Units
 Outstanding at End of         --        --        --      14,015      73,575
 Year
LSA Capital Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.22  $  11.03  $     9.33  $    6.910
 Accumulation Unit Value
 Ending                   $ 12.22  $  11.03  $   9.33  $    6.910  $    8.472
 Number of Units
 Outstanding at End of      3,394   142,502   226,920     226,041     330,980
 Year
LSA Diversified Mid Cap
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.783
 Accumulation Unit Value
 Ending                        --        --        --  $    7.783  $   10.192
 Number of Units
 Outstanding at End of         --        --        --      26,268     172,288
 Year
LSA Emerging Growth
Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  17.48  $  12.04  $     9.75  $    5.589
 Accumulation Unit Value
 Ending                   $ 17.48  $  12.04  $   9.75  $    5.589  $    8.098
 Number of Units
 Outstanding at End of     16,191   131,445   150,128     161,610     207,970
 Year
LSA Equity Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.49  $  10.86  $     9.05  $    6.224
 Accumulation Unit Value
 Ending                   $ 12.49  $  10.86  $   9.05  $    6.224  $    7.627
 Number of Units
 Outstanding at End of     34,228   160,257   240,525      85,390     619,195
 Year
LSA Mid Cap Value (10)
 Accumulation Unit Value
 Beginning                                                         $    8.437
 Accumulation Unit Value
 Ending                                                            $   11.629
 Number of Units
 Outstanding at End of                                                165,206
 Year
LSA Value Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.03  $  12.55  $    11.77  $    9.035
 Accumulation Unit Value
 Ending                   $ 11.03  $  12.55  $  11.77  $    9.035  $   11.622
 Number of Units
 Outstanding at End of         32   122,654   235,535     428,181     484,234
 Year
MFS New Discovery (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.473
 Accumulation Unit Value
 Ending                        --        --        --  $    7.473  $    9.833
 Number of Units
 Outstanding at End of         --        --        --      20,998     103,156
 Year
MFS Utilities (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.370
 Accumulation Unit Value
 Ending                        --        --        --  $    8.370  $   11.189
 Number of Units
 Outstanding at End of         --        --        --      13,969      71,175
 Year
Oppenheimer Main Street
Small Cap (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.839
 Accumulation Unit Value
 Ending                        --        --        --  $    7.839  $   11.151
 Number of Units
 Outstanding at End of         --        --        --      28,379     251,859
 Year
PAVIT OpCap Balanced (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
PAVIT OpCap Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.62  $  11.51  $    10.56  $    8.180
 Accumulation Unit Value
 Ending                   $ 10.62  $  11.51  $  10.56  $    8.180  $   10.371
 Number of Units
 Outstanding at End of          0    58,987   110,288     195,029     295,226
 Year
PAVIT OpCap Small Cap
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.65  $  15.15  $    16.18  $   12.502
 Accumulation Unit Value
 Ending                   $ 10.65  $  15.15  $  16.18  $   12.502  $   17.586
 Number of Units
 Outstanding at End of          0    49,685    75,521     140,778     232,549
 Year
PAVIT PEA Science and
Technology (3)
 Accumulation Unit Value
 Beginning                     --        --  $  10.00  $     3.36  $    1.803
 Accumulation Unit Value
 Ending                        --        --  $   3.36  $    1.803  $    2.903
 Number of Units
 Outstanding at End of         --        --    59,395     160,966   1,167,164
 Year
PIMCO VIT Foreign Bond
(U.S. Dollar-Hedged) (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.29  $  10.99  $    11.66  $   12.443
 Accumulation Unit Value
 Ending                   $ 10.29  $  10.99  $  11.66  $   12.443  $   12.547
 Number of Units
 Outstanding at End of     17,747    30,068    49,293      93,732     218,507
 Year
PIMCO VIT Money Market
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.07  $  10.54  $    10.79  $   10.786
 Accumulation Unit Value
 Ending                   $ 10.07  $  10.54  $  10.79  $   10.786  $   10.713
 Number of Units
 Outstanding at End of     45,777   307,495   918,122   1,311,411   1,069,740
 Year
PIMCO VIT StocksPLUS
Growth and Income (4)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.64  $  10.39  $     9.07  $    7.139
 Accumulation Unit Value
 Ending                   $ 11.64  $  10.39  $   9.07  $    7.139  $    9.179
 Number of Units
 Outstanding at End of         21    97,992   171,296     335,810     444,281
 Year
PIMCO VIT Total Return
Bond (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.13  $  11.01  $    11.77  $   12.656
 Accumulation Unit Value
 Ending                   $ 10.13  $  11.01  $  11.77  $   12.656  $   13.109
 Number of Units
 Outstanding at End of     54,509   181,857   356,786     916,788   1,387,841
 Year
Putnam VT High Yield (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    9.568
 Accumulation Unit Value
 Ending                        --        --        --  $    9.568  $   11.939
 Number of Units
 Outstanding at End of         --        --        --      14,843     151,285
 Year
Rydex VT OTC (3)
 Accumulation Unit Value
 Beginning                     --        --  $  10.00  $     5.75  $    3.470
 Accumulation Unit Value
 Ending                        --        --  $   5.75  $    3.470  $    4.976
 Number of Units
 Outstanding at End of         --        --     7,617      73,139     169,077
 Year
Salomon Brothers
Variable All Cap (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.54  $  13.45  $    13.51  $    9.987
 Accumulation Unit Value
 Ending                   $ 11.54  $  13.45  $  13.51  $    9.987  $   13.693
 Number of Units
 Outstanding at End of     49,256   141,167   260,699     321,536     374,930
 Year
Salomon Brothers
Variable Investors (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen UIF Equity
Growth (2) (9)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen UIF High
Yield (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.37  $   9.14  $     8.61  $    7.872
 Accumulation Unit Value
 Ending                   $ 10.37  $   9.14  $   8.61  $    7.872  $    9.759
 Number of Units
 Outstanding at End of     17,868    68,958    94,964     148,434     259,819
 Year
Van Kampen UIF. Mid Cap
Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  13.80  $  12.61  $     8.79  $    5.967
 Accumulation Unit Value
 Ending                   $ 13.80  $  12.61  $   8.79  $    5.967  $    8.341
 Number of Units
 Outstanding at End of        409   170,775   213,956     302,409     426,417
 Year
Van Kampen UIF U.S. Mid
Cap Value (10)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.06  $  13.17  $    12.57  $    8.924
 Accumulation Unit Value
 Ending                   $ 12.06  $  13.17  $  12.57  $    8.924  $   12.453
 Number of Units
 Outstanding at End of          0    85,226   189,874     301,924     324,553
 Year
Van Kampen LIT
Aggressive Growth (11)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen LIT Growth
and Income (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.155
 Accumulation Unit Value
 Ending                        --        --        --  $    8.155  $   10.267
 Number of Units
 Outstanding at End of         --        --        --      58,636     266,307
 Year

(1) Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Administrative Expense Charge. The beginning value reflects the Accumulation Unit Value as of October 18, 1999, the date Lincoln Benefit started to offer the Contract.

(2)  First offered 10/18/1999.

(3)  First offered 1/17/2001.

(4)  First offered 5/1/2002.

(5) First offered 5/1/03.(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(7) Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares. Accordingly, on 4/30/04, we transferred the value of the LSA Capital Appreciation Variable Sub-Account to the Janus Aspen Serioed Capital Appreciation Variable Sub-Account.

(8) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(9) Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA Capital Growth Fund were merged into the Van Kampen UIF Equity Growth Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen UIF Equity Growth Variable Sub-Account.

(10) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account.

(11) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive Growth Variable Sub-Account and the LSA Emerging Growth Variable Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  48 PROSPECTUS

                            ACCUMULATION UNIT VALUES

                 BASIC POLICY PLUS ENHANCED DEATH BENEFIT RIDER

                                                            Year ending December 31,
                                              ---------------------------------------------------
FUND                                           1999       2000       2001       2002       2003
------------------------------------------------------ ------------------------------------------
AIM Basic Value (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Alger American Growth (5)
 Accumulation Unit Value Beginning                 --         --         --         --   $  10.00
 Accumulation Unit Value Ending                    --         --         --         --   $ 12.341
 Number of Units Outstanding at End of Year        --         --         --         --     30,627
Fidelity VIP Growth Portfolio (5)
 Accumulation Unit Value Beginning                 --         --         --         --   $  10.00
 Accumulation Unit Value Ending                    --         --         --         --   $ 12.441
 Number of Units Outstanding at End of Year        --         --         --         --     71,284
Fidelity VIP Investment Grade Bond (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $ 10.706
 Accumulation Unit Value Ending                    --         --         --   $ 10.706   $ 11.057
 Number of Units Outstanding at End of Year        --         --         --     84,421    275,877
Fidelity VIP Overseas (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.714
 Accumulation Unit Value Ending                    --         --         --   $  7.714   $ 10.858
 Number of Units Outstanding at End of Year        --         --         --      8,812     22,038
Goldman Sachs VIT International Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.29   $  10.50   $   8.03   $  6.453
 Accumulation Unit Value Ending               $ 12.29   $  10.50   $   8.03   $  6.453   $  8.605
 Number of Units Outstanding at End of Year     5,621     78,931    112,245    114,893    135,685
Goldman Sachs VIT CORE Small Cap Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.19   $  12.20   $  12.55   $ 10.505
 Accumulation Unit Value Ending               $ 12.19   $  12.20   $  12.55   $ 10.505   $ 15.095
 Number of Units Outstanding at End of Year     3,604     24,178     35,125     59,592    108,325
Janus Aspen Series Capital Appreciation (7)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Janus Aspen Series Foreign Stock (4) (8)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.744
 Accumulation Unit Value Ending                    --         --         --   $  7.744   $ 10.166
 Number of Units Outstanding at End of Year        --         --         --      6,035     20,593
Janus Aspen Series Worldwide Growth (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.795
 Accumulation Unit Value Ending                    --         --         --   $  7.795   $  9.488
 Number of Units Outstanding at End of Year        --         --         --     13,160     39,364
JPMorgan Small Company (2)
 Accumulation Unit Value Beginning            $ 10.00   $  14.00   $  12.22   $  11.06   $  8.527
 Accumulation Unit Value Ending               $ 14.00   $  12.22   $  11.06   $  8.527   $ 11.412
 Number of Units Outstanding at End of Year         0     53,597     58,437     83,459    115,268
Lazard Emerging Markets (2)
 Accumulation Unit Value Beginning            $ 10.00   $  13.26   $   9.39   $   8.77   $  8.501
 Accumulation Unit Value Ending               $ 13.26   $   9.39   $   8.77   $  8.501   $ 12.795
 Number of Units Outstanding at End of Year     2,809     25,988     32,552     51,013     81,410
Lazard International Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.24   $  10.00   $   7.47   $  6.565
 Accumulation Unit Value Ending               $ 11.24   $  10.00   $   7.47   $  6.565   $  8.304
 Number of Units Outstanding at End of Year     4,064     50,850     71,754     73,992     82,929
LSA Aggressive Growth (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.289
 Accumulation Unit Value Ending                    --         --         --   $  7.289   $  9.949
 Number of Units Outstanding at End of Year        --         --         --      5,753     41,947
LSA Balanced (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.40   $  11.14   $  11.21   $  9.015
 Accumulation Unit Value Ending               $ 10.40   $  11.14   $  11.21   $  9.015   $ 11.464
 Number of Units Outstanding at End of Year     7,126     69,393    144,623    221,913    419,279
LSA Basic Value (6)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.627
 Accumulation Unit Value Ending                    --         --         --   $  7.627   $ 10.015
 Number of Units Outstanding at End of Year        --         --         --     30,010    144,113
LSA Blue Chip (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.964
 Accumulation Unit Value Ending                    --         --         --   $  7.964   $  9.816
 Number of Units Outstanding at End of Year        --         --         --      9,727    122,223
LSA Capital Appreciation (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.152
 Accumulation Unit Value Ending                    --         --         --   $  8.152   $ 10.456
 Number of Units Outstanding at End of Year        --         --         --      4,462     52,459
LSA Diversified Mid Cap (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.772
 Accumulation Unit Value Ending                    --         --         --   $  7.772   $ 10.158
 Number of Units Outstanding at End of Year        --         --         --      7,362     76,253
LSA Emerging Growth Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  17.47   $  12.01   $   9.71   $  5.553
 Accumulation Unit Value Ending               $ 17.47   $  12.01   $   9.71   $  5.553   $  8.030
 Number of Units Outstanding at End of Year     5,259     86,819     94,558     98,810    110,592
LSA Equity Growth (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.48   $  10.83   $   9.01   $  6.224
 Accumulation Unit Value Ending               $ 12.48   $  10.83   $   9.01   $  6.224   $  7.563
 Number of Units Outstanding at End of Year     8,359     54,291     90,631     85,390   $243,908
LSA Capital Growth(2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.21   $  11.00   $   9.28   $  6.910
 Accumulation Unit Value Ending               $ 12.21   $  11.00   $   9.28   $  6.910   $  8.401
 Number of Units Outstanding at End of Year    24,902    123,406    172,729    226,041    268,165
LSA Mid Cap Value (10)
 Accumulation Unit Value Beginning                                                       $  8.246
 Accumulation Unit Value Ending                                                          $ 11.591
 Number of Units Outstanding at End of Year                                               107,129
LSA Value Equity (2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.978
 Accumulation Unit Value Ending                    --         --         --   $  8.426   $ 11.525
 Number of Units Outstanding at End of Year        --         --         --     25,180    234,745
MFS New Discovery (4)
 Accumulation Unit Value Beginning            $ 10.00   $  11.03   $  12.52   $  11.72   $  8.978
 Accumulation Unit Value Ending               $ 11.03   $  12.52   $  11.72   $  8.978   $  9.800
 Number of Units Outstanding at End of Year    17,183     62,043    130,669    179,820     46,541
MFS Utilities (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.463
 Accumulation Unit Value Ending                    --         --         --   $  7.463   $ 11.152
 Number of Units Outstanding at End of Year        --         --         --     10,193     37,809
PAVIT OpCap Balanced (2) (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
PAVIT OpCap Equity (2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.359
 Accumulation Unit Value Ending                    --         --         --   $  8.359   $ 10.284
 Number of Units Outstanding at End of Year        --         --         --      6,880    158,681
PAVIT PEA Science and Technology (3)
 Accumulation Unit Value Beginning            $ 10.00   $  10.62   $  11.49   $  10.51   $  8.128
 Accumulation Unit Value Ending               $ 10.62   $  11.49   $  10.51   $  8.128   $ 10.284
 Number of Units Outstanding at End of Year     5,784     61,655     97,863    115,950    158,681
PAVIT OpCap Small Cap (2)
 Accumulation Unit Value Beginning                 --         --   $  10.00   $   3.62   $  1.796
 Accumulation Unit Value Ending                    --         --   $   3.62   $  1.796   $ 17.439
 Number of Units Outstanding at End of Year        --         --     14,533     63,153    137,092
Oppenheimer Main Street Small Cap (4)
 Accumulation Unit Value Beginning            $ 10.00   $  10.65   $  15.11   $  16.11   $ 12.422
 Accumulation Unit Value Ending               $ 10.65   $  15.11   $  16.11   $ 12.422   $ 11.113
 Number of Units Outstanding at End of Year         0     16,703     43,783     74,972    108,430
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged)
(2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.829
 Accumulation Unit Value Ending                    --         --         --   $  7.829
 Number of Units Outstanding at End of Year        --         --         --     27,890
PIMCO VIT Money Market (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.28   $  10.97   $  11.61   $ 12.364
 Accumulation Unit Value Ending               $ 10.28   $  10.97   $  11.61   $ 12.364
 Number of Units Outstanding at End of Year         0      1,231      3,605     27,152
PIMCO VIT StocksPLUS Growth and Income (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.07   $  10.51   $  10.74   $ 10.717
 Accumulation Unit Value Ending               $ 10.07   $  10.51   $  10.74   $ 10.717
 Number of Units Outstanding at End of Year    10,350    104,093    239,107    467,548
PIMCO VIT Total Return Bond (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.64   $  10.37   $   9.03   $  7.094
 Accumulation Unit Value Ending               $ 11.64   $  10.37   $   9.03   $  7.094
 Number of Units Outstanding at End of Year    12,776     82,128    112,333    161,698
Putnam VT High Yield (4)
 Accumulation Unit Value Beginning            $ 10.00   $  10.13   $  10.98   $  11.71   $ 12.575
 Accumulation Unit Value Ending               $ 10.13   $  10.98   $  11.71   $ 12.575
 Number of Units Outstanding at End of Year       224     57,774    148,500    491,013
Rydex VT OTC (3)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  9.555
 Accumulation Unit Value Ending                    --         --         --   $  9.555
 Number of Units Outstanding at End of Year        --         --         --      6,438
Salomon Brothers Variable All Cap (2)
 Accumulation Unit Value Beginning                 --         --   $  10.00   $   5.74      3.457
 Accumulation Unit Value Ending                    --         --   $   5.74      3.457
 Number of Units Outstanding at End of Year        --         --     14,044     83,805
Salomon Brothers Variable Investors (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen UIF Equity Growth (2) (9)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen UIF High Yield (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.53   $  13.42   $  13.46   $  7.822
 Accumulation Unit Value Ending               $ 11.53   $  13.42   $  13.46   $  7.822
 Number of Units Outstanding at End of Year         0     64,958    121,931     60,785
Van Kampen UIF Mid Cap Growth (2)
 Accumulation Unit Value Beginning            $ 10.00   $  13.80   $  12.58   $   8.75   $  5.929
 Accumulation Unit Value Ending               $ 13.80   $  12.58   $   8.75   $  5.929
 Number of Units Outstanding at End of Year     6,216     87,781    123,258    135,098
Van Kampen UIF U.S. Mid Cap Value (2) (10)
 Accumulation Unit Value Beginning            $ 10.00   $  12.05   $  13.14   $  12.52   $  8.867
 Accumulation Unit Value Ending               $ 12.05   $  13.14   $  12.52   $  8.867
 Number of Units Outstanding at End of Year     6,021     44,148     95,312    151,383
Van Kampen LIT Aggressive Growth (11)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen LIT Growth and Income (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.144
 Accumulation Unit Value Ending                    --         --         --   $  8.144
 Number of Units Outstanding at End of Year        --         --         --     26,840

(1) Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Administrative Expense Charge.

(2)  First offered 10/18/1999.

(3)  First offered 1/17/2001.

(4)  First offered 5/1/2002.

(5) First offered 5/1/03.(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(7) Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares. Accordingly, on 4/30/04, we transferred the value of the LSA Capital Appreciation Variable Sub-Account to the Janus Aspen Serioed Capital Appreciation Variable Sub-Account.

(8) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(9) Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA Capital Growth Fund were merged into the Van Kampen UIF Equity Growth Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen UIF Equity Growth Variable Sub-Account.

(10) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account.

(11) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive Growth Variable Sub-Account and the LSA Emerging Growth Variable Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  52 PROSPECTUS

APPENDIX B

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                          $ 40,000.00
Credit Enhancement:                        1,600.00
Guarantee Period:                          5 Years
Guaranteed Interest Rate:                  5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase
Payment:                                   6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after (in the second Contract Year) the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment and $1,600.00 Credit Enhancement are allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $53,093.31. After one year, when the withdrawals occur in these examples, the Contract Value would be $43,680.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

(a)  the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments in the most recent eight years; plus

(b) an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent eight years ($6,000.00 = 15% x $40,000.00) is greater than the earnings not previously withdrawn ($3,680.00). (B) equals $0, because all of the Purchase Payments were made less than eight years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 x (I - J) x N,

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $678.24 from the amount withdrawn:

$-678.24 = -.0180 x ($43,680 - $6,000.00)

A Withdrawal Charge of 7% (assuming the Withdrawal occurs at the start of the second Contract year) would be assessed against the Purchase Payments withdrawn that are less than eight years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00).

Therefore, the Withdrawal Charge would be:

$2,637.60 = 7% x (40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:

$40,364.16 = $43,680.00 - $678.24 - $2,637.60

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year

                                  53 PROSPECTUS
after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .055) x 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

$678.24 = .0180 x ($43,680 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00). Therefore, the Withdrawal Charge would be:

$2,637.60 = 7% x ($40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:

$41,720.64 = $43,680.00 + $678.24 - $2,637.60

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

let: AW = the total amount to be withdrawn from your Contract Value

                          MVA = Market Value Adjustment

                             WC = Withdrawal Charge

AW' = amount subject to Market Value Adjustment and Withdrawal Charge

                         Then AW - $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW ? $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC - MVA.

MVA = -.018 x AW'

WC = .07 x AW'

WC - MVA = .088AW'

AW' - $14,000.00 = .088AW'

AW' = $14,000.00 / (1 - .088) = $15,350.88

MVA = -.018 x $15,350.88 = - $276.32

WC = .07 x $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW' = amount that MVA & WC are applied to

= amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 =
$14,000.00

MVA = -.018 x $14,000.00 = $-252.00

WC = .07 x $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $10,565.06 in earnings; including the Credit Enhancement had been credited and that the Contract Value in the Fixed Account equaled $50,565.06. In this example, if no prior withdrawals have been made, you could withdraw up to $10,565.06 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $10,565.06, because the interest credited ($10,565.06) is greater than 15% of the Total Purchase Payments in the most recent eight years ($40,000.00 x .15 = $6,000.00).

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                                  54 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees.................  $    0.00
Cost of printing and engraving....  $  100.00
Legal fees........................  $    0.00
Accounting fees...................  $3,000.00
Mailing fees......................  $2,100.00

Item 14. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

During the period beginning on December 1, 2008 and ending on March 26, 2009, the Registrant inadvertently sold participating interests in existing deferred annuity contracts pursuant to registration statements on Form S-3 that were not in compliance with Rule 415(a)(5) under the Securities Act of 1933. The aggregate amount of securities sold was $13,933,172. Purchasers, however, did receive all material information relating to the security prior to sale, including the prospectus from the existing registration statement. When the technical violation was discovered, the Registrant filed new registration statements on Form S-3 with the Commission to comply with the requirements of Rule 415(a)(5) for continuous offering. These registration statements were declared effective on March 27, 2009 (SEC File Nos. 333-158172, 333-158176, 333-158180, 333-158181, 333-158192). Although the legal effect of a violation of Rule 415(a)(5) is not entirely clear, the Registrant may have been deemed to have inadvertently sold unregistered securities during the time period noted above. New procedures have been implemented to ensure timely submission of future registration statement filings.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No. Description

1 Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

3(i) Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000. Incorporated herein by reference to
      Exhibit 3(i) to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective
      March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File No. 333-111553)

4(a) Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999

4(b) Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999

5(a) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

5(b) Opinion and Consent of Counsel regarding legality. Opinion of General Counsel Re: Legality (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-158176) dated March 24,
      2009)

8     None

9     None

10

10.1 Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to
      Exhibit 10.12 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)

10.2 Form of Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)

10.3 Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln
      Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2009. (SEC File No. 333-111553)

10.4 Cash Management Services Master Agreement between Allstate Insurance Company and Allstate Bank (aka Allstate Federal Savings Bank) dated March 16, 1999. Incorporated herein by reference to Exhibit 10.4 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

10.5 Amendment No.1 to Cash Management Services Master Agreement effective January 5, 2001. Incorporated herein by reference to Exhibit 10.5 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

10.6 Amendment No. 2 entered into November 8, 2002 to the Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc. dated March 16, 1999. Incorporated herein by reference to Exhibit 10.19 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.7 Premium Depository Service Supplement dated as of September 30, 2005 to Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other parties. Incorporated herein by reference to Exhibit 10.20 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.8 Variable Annuity Service Supplement dated November 10, 2005 to Cash Management Services Agreement between Allstate Bank, Allstate Life Insurance Company of New York and certain other parties. Incorporated herein by reference to Exhibit 10.21 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.9  Sweep Agreement Service Supplement dated as of October 11, 2006 to
      Cash Management Services Master Agreement between Allstate Life Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other companies. Incorporated herein by reference to Exhibit 10.22 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.10 Form of Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to
      Exhibit 10.1 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)

10.11 Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-111553)

10.12 Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc., effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.13 Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc. effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-111553)

10.14 Selling Agreement between Lincoln Benefit Life Company, ALFS, Inc. (f/k/a Allstate Financial Services, Inc.) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.15 Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.16 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.17 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.18 Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company's Annual Report on Form 10-K for 2006. (SEC File No. 000-31248)

10.19 Form of Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective June 25, 2001. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)

10.20 First Amendment to Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective December 1, 2007. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)

10.21 Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed February 21, 2008. (SEC File No. 333-111553)

10.22 Administrative Services Agreement between ALFS, Inc., Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2009. (SEC File No. 333-111553)

11    None

12    None

15 Letter RE: Unaudited interim financial information from Registered Public Accounting Firm. Filed herewith.

16    Letter re change in certifying accountant. Not applicable.

21    Subsidiaries of the registrant. Not applicable.

23    Consent of Independent Public Accounting Firm. Filed herewith.

24 Powers of Attorney for Frederick F. Cripe, Lawrence W. Dahl, Matthew S. Easley, Susan L. Lees, John C. Lounds, Samuel H. Pilch, and John Pintozzi. Incorporated herein by reference to the Registration Statement on Form S-3 File No. 333-158181 dated March 24, 2009.

99    Experts. Filed herewith.

16(b)

Financial statement schedules required by Regulation S-X (17 CFR Part 210) and
Item 11(e) of Form S-1 are incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 12, 2009, File No. 333-111553.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ((S)230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on the 18th day of June, 2009.

                                       LINCOLN BENEFIT LIFE COMPANY (Registrant)


                                       By: /s/ Susan L. Lees
                                           -------------------------------------
                                           Susan L. Lees
                                           Director, Senior Vice President,
                                           General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 18th day of June, 2009.

(Signature)                            (Title)
------------------------------------   -----------------------------------


*/ Frederick F. Cripe                  Director, Chairman and Chief Executive
------------------------------------   Officer
Frederick F. Cripe


*/ Lawrence W. Dahl                    Director, President, and Chief Operating
------------------------------------   Officer
Lawrence W. Dahl


*/ Matthew S. Easley                   Director
------------------------------------
Matthew S. Easley


/s/ Susan L. Lees                      Director, Senior Vice President,
------------------------------------   General Counsel and Secretary
Susan L. Lees


*/ John C. Lounds                      Director and Vice President
------------------------------------
John C. Lounds


*/ Samuel H. Pilch                     Group Vice President and Controller
------------------------------------
Samuel H. Pilch


*/ John C. Pintozzi                    Director, Senior Vice President and
------------------------------------   Chief Financial Officer
John C. Pintozzi

*    By Susan L. Lees, pursuant to Power of Attorney.

                                    EXHIBITS

Exhibit No.   Description
-----------   -------------------------------------------------------------
15            Letter Re: Unaudited Interim Financial Information from Registered
              Public Accounting Firm.

23            Consent of Independent Registered Public Accounting Firm

99            Experts